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                                                                     EXHIBIT 1.1

                                5,700,000 Shares

                             CARRIZO OIL & GAS, INC.

                                  Common Stock

                             UNDERWRITING AGREEMENT

                                                                February 5, 2004

CIBC World Markets Corp.
First Albany Capital, Inc.
Hibernia Southcoast Capital, Inc.
Johnson Rice & Company L.L.C.
   as Representatives of the several
   Underwriters named in Schedule I hereto
c/o CIBC World Markets Corp.
417 5th Avenue, 2nd Floor
New York, New York  10016

Ladies and Gentlemen:

                  Carrizo Oil & Gas, Inc., a Texas corporation (the "Company"), and the persons listed on Schedule II hereto (the "Selling Stockholders"), propose severally, subject to the terms and conditions contained herein, to sell to you and the other underwriters named on Schedule I to this Agreement (the "Underwriters"), for whom you are acting as Representatives (the "Representatives"), an aggregate of 5,700,000 shares (the "Firm Shares") of the Company's common stock, $0.01 par value per share (the "Common Stock"). Of the 5,700,000 Firm Shares, 3,420,000 are to be issued and sold by the Company and 2,280,000 are to be sold severally by the Selling Stockholders. The respective amounts of the Firm Shares to be purchased by each of the several Underwriters are set forth opposite their names on Schedule I hereto. In addition, the Company proposes to grant to the Underwriters an option to purchase up to an additional 256,500 shares (the "Company Option Shares") of Common Stock from the Company, and the Selling Stockholders propose to grant to the Underwriters an option to purchase up to an additional 598,500 shares (the "Selling Stockholder Option Shares" and, together with the Company Option Shares, the "Option Shares") of Common Stock from the Selling Stockholders for the purpose of covering over-allotments in connection with the sale of the Firm Shares. The Firm Shares and the Option Shares are collectively called the "Shares."

                  The Company represents that it has prepared and filed in conformity with the requirements of the Securities Act of 1933, as amended (the "Securities Act"), and the published

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rules and regulations thereunder (the "Rules") adopted by the Securities and
Exchange Commission (the "Commission") a Registration Statement (as hereinafter defined) on Form S-2 (No. 333-111475), including a preliminary prospectus relating to the Shares, and such amendments thereof as may have been required to the date of this Agreement. Copies of such Registration Statement (including all amendments thereof) and of the related Preliminary Prospectus (as hereinafter defined) have heretofore been delivered by the Company to you. The term "Preliminary Prospectus" means any preliminary prospectus included at any time as a part of the Registration Statement or filed with the Commission by the Company pursuant to Rule 424(a) of the Rules. The term "Registration Statement" as used in this Agreement means the initial registration statement (including all exhibits, financial schedules and all documents and information deemed to be a part of the Registration Statement through incorporation by reference or otherwise), as amended at the time and on the date it becomes effective (the "Effective Date"), including the information (if any) contained in the form of final prospectus filed with the Commission pursuant to Rule 424(b) of the Rules and deemed to be part thereof at the time of effectiveness pursuant to Rule 430A of the Rules. If the Company has filed an abbreviated registration statement to register additional Shares pursuant to Rule 462(b) under the Rules (the "462(b) Registration Statement"), then any reference herein to the Registration Statement shall also be deemed to include such 462(b) Registration Statement. The term "Prospectus" as used in this Agreement means the prospectus in the form included in the Registration Statement at the time of effectiveness or, if Rule 430A of the Rules is relied on, the term Prospectus shall also include the final prospectus filed with the Commission pursuant to Rule 424(b) of the Rules. Reference made herein to any Preliminary Prospectus or to the Prospectus shall be deemed to refer to and include any documents incorporated by reference therein pursuant to Item 12 of Form S-2 under the Securities Act, as of the date of such Preliminary Prospectus or the Prospectus, as the case may be, and any reference to any amendment or supplement to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any document filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), after the date of such Preliminary Prospectus or the Prospectus, as the case may be, and incorporated by reference in such Preliminary Prospectus or the Prospectus, as the case may be.

                  The Company and the Selling Stockholders understand that the Underwriters propose to make a public offering of the Shares, as set forth in and pursuant to the Prospectus, as soon after the Effective Date and the date of this Agreement as the Representatives deem advisable. The Company hereby confirms that the Underwriters and dealers have been authorized to distribute or cause to be distributed each Preliminary Prospectus and are authorized to distribute the Prospectus (as from time to time amended or supplemented if the Company furnishes amendments or supplements thereto to the Underwriters).

                  1. Sale, Purchase, Delivery and Payment for the Shares. On the basis of the representations, warranties and agreements contained in, and subject to the terms and conditions of, this Agreement:

                    (a) The Company agrees to issue and sell to each of the
               Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at a purchase price of $7.00 per share (the "Initial Price"), the number of Firm Shares set forth opposite the name of such Underwriter under the column "Number of Firm Shares to be Purchased from the Company" on
               Schedule I to this Agreement,

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               subject to adjustment in accordance with Section 9 hereof. Each of the Selling Stockholders agrees, severally and not jointly, to sell to each of the Underwriters the number of Firm Shares set forth opposite the name of such Selling Stockholder under the column "Number of Firm Shares to be Sold" on Schedule II to this Agreement, and each of the Underwriters agrees, severally and not jointly, to purchase from the Selling Stockholders, at the Initial Price, the number of Firm Shares set forth opposite the name of such Underwriter under the column "Number of Firm Shares to be Purchased from the Selling Stockholders" on Schedule I to this Agreement, subject to adjustment in accordance with Section 9 hereof.

                    (b) The Company and the Selling Stockholders, severally and not jointly, hereby grant to the several Underwriters an option to purchase, severally and not jointly, all or any part of the Option Shares at the Initial Price as described below. The number of Option Shares to be purchased by each Underwriter shall be purchased in the same percentage (adjusted by the Representatives to eliminate fractions) of the total number of Option Shares to be purchased by the Underwriters as such Underwriter is purchasing of the Firm Shares, and the number of Selling Stockholder Option Shares to be purchased from each Selling Stockholder shall be as set forth opposite the name of such Selling Stockholder under the column "Number of Option Shares to be Sold" on Schedule II to this Agreement; provided however, that if the option is exercised by the Underwriters in part but not in full, the amount of Option Shares purchased by the Underwriters from the Company and the Selling Stockholders shall be in exact proportion to the amount of option shares purchased by the Underwriters from the Company and the Selling Stockholders had the option been exercised by the Underwriters in full. Such option may be exercised only to cover over-allotments in the sales of the Firm Shares by the Underwriters and may be exercised in whole or in part at any time on or before 12:00 noon, New York City time, on the business day before the Firm Shares Closing Date (as defined below), and from time to time thereafter within 30 days after the date of this Agreement, in each case upon written, facsimile or telegraphic notice by the Representatives to the Company delivered no later than 12:00 noon, New York City time, on the business day before the Firm Shares Closing Date or at least two business days before the Option Shares Closing Date (as defined below), as the case may be, setting forth the number of Option Shares to be purchased and the time and date (if other than the Firm Shares Closing Date) of such purchase. The Company and the Selling Stockholders agree, severally and not jointly, to sell to the Underwriters, the number of Option Shares specified in such notice, and the Underwriters agree, severally and not jointly, to purchase such Option Shares.

                    (c) Payment of the purchase price for, and delivery of
               certificates for, the Firm Shares shall be made at the offices of CIBC World Markets Corp., One World Financial Center, New York, New York 10281, at 10:00 a.m., New York City time, on the third business day following the date of this Agreement or at such time on such other date, not later than ten (10) business days after the date of this Agreement, as shall be agreed upon by the Company and the Representatives (such time and date of delivery and payment are called the "Firm Shares Closing Date"). In addition, in the event that any or all of the Option Shares are purchased by the Underwriters, payment of the purchase price, and delivery of the certificates, for such Option Shares shall be made at the above-

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               mentioned offices, or at such other place as shall be agreed upon by the Representatives and the Company, on each date of delivery as specified in the notice from the Representatives to the Company (such time and date of delivery and payment are called the "Option Shares Closing Date"). The Firm Shares Closing Date and any Option Shares Closing Date are called, individually, a "Closing Date" and, together, the "Closing Dates."

                    (d) Payment shall be made to the Company and the Selling
               Stockholders by wire transfer of immediately available funds or by certified or official bank check or checks payable in New York Clearing House (same day) funds drawn to the order of the Company and to the Selling Stockholders for the shares purchased from the Company and the Selling Stockholders, against delivery of the respective certificates to the Representatives for the respective accounts of the Underwriters of the respective certificates for the Shares to be purchased by them.

                    (e) Certificates evidencing the Shares shall be registered in such names and shall be in such denominations as the Representatives shall request at least two full business days before the Firm Shares Closing Date or, in the case of Option Shares, on the day of notice of exercise of the option as described in Section 1(b) and shall be delivered by or on behalf of the Company to the Representatives through the facilities of the Depository Trust Company ("DTC") for the account of such Underwriter.

                  2. Representations and Warranties of the Company. The Company represents and warrants to each Underwriter as of the date hereof, as of the Firm Shares Closing Date and as of each Option Shares Closing Date (if any), as follows:

                    (a) On the Effective Date, the Registration Statement
               complied, and on the date of the Prospectus, the date any post-effective amendment to the Registration Statement becomes effective, the date any supplement or amendment to the Prospectus is filed with the Commission and each Closing Date, the Registration Statement and the Prospectus (and any amendment thereof or supplement thereto) will comply, in all material respects, with the requirements of the Securities Act and the Rules and the Exchange Act and the rules and regulations of the Commission thereunder. The Registration Statement did not, as of the Effective Date, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and on the Effective Date and the other dates referred to above neither the Registration Statement nor the Prospectus, nor any amendment thereof or supplement thereto, will contain any untrue statement of a material fact or will omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. When the preliminary prospectus dated January 20, 2004 was first filed with the Commission (whether filed as part of the Registration Statement or any amendment thereto or pursuant to Rule 424(a) of the Rules) and when any amendment thereof or supplement thereto was first filed with the Commission, such preliminary prospectus as amended or supplemented complied in all material respects with the applicable provisions of the Securities Act and the Rules and did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in

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               light of the circumstances under which they were made, not misleading. If applicable, each Preliminary Prospectus and the Prospectus delivered to the Underwriters for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T. Notwithstanding the foregoing, none of the representations and warranties in this paragraph 2(a) shall apply to statements in, or omissions from, the Registration Statement or the Prospectus made in reliance upon, and in conformity with, information herein or otherwise furnished in writing by the Representatives on behalf of the several Underwriters for use in the Registration Statement or the Prospectus. With respect to the preceding sentence, the Company acknowledges that the only information furnished in writing by the Representatives on behalf of the several Underwriters for use in the Registration Statement or the Prospectus is the statements contained in the fourth and twelfth paragraphs under the caption "Underwriting" in the Prospectus.

                    (b) The Registration Statement is effective under the
               Securities Act and no stop order preventing or suspending the effectiveness of the Registration Statement or suspending or preventing the use of the Prospectus has been issued by the Commission and, to the knowledge of the Company, no proceedings for that purpose have been instituted or are threatened under the Securities Act. Any required filing of the Prospectus and any supplement thereto pursuant to Rule 424(b) of the Rules has been or will be made in the manner and within the time period required by such Rule 424(b).

                    (c) The documents incorporated by reference in the
               Registration Statement and the Prospectus, at the time they became effective or were filed with the Commission, as the case may be, complied in all material respects with the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and none of such documents, when read together with the other information in the Prospectus, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and any further documents so filed and incorporated by reference in the Registration Statement and the Prospectus, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not, when read together with the other information in the Prospectus, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading.

                    (d) The financial statements of the Company (including all notes and schedules thereto) included or incorporated by reference in the Registration Statement and Prospectus present fairly in all material respects the financial position of the Company and its consolidated subsidiaries at the dates indicated and the statement of operations, stockholders' equity and cash flows of the Company and its consolidated subsidiaries for the periods specified; and such financial statements and related schedules and notes thereto, and the unaudited financial information filed with the Commission as part of the Registration Statement, have been prepared in conformity with generally

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               accepted accounting principles, consistently applied throughout the periods involved. The summary and selected financial data included in the Prospectus present fairly in all material respects the information shown therein as at the respective dates and for the respective periods specified and have been presented on a basis consistent with the consolidated financial statements set forth in the Prospectus and other financial information.

                    (e) Ernst & Young LLP, whose reports are filed with the
               Commission as a part of the Registration Statement, are and, during the periods covered by their reports, were independent public accountants as required by the Securities Act and the Rules.

                    (f) The Company and each of its subsidiaries, including each entity (corporation, partnership, joint venture, association or other business organization) controlled directly or indirectly by the Company, is duly organized, validly existing and in good standing under the laws of their respective jurisdictions of incorporation or organization. The Company and each of its subsidiaries is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which the nature of the business conducted by it or location of the assets or properties owned, leased or licensed by it requires such qualification, except for such jurisdictions where the failure to so qualify individually or in the aggregate would not have a material adverse effect on the assets, properties, condition, financial or otherwise, or in the results of operations, business affairs or business prospects of the Company and its subsidiaries considered as a whole (a "Material Adverse Effect"); and to the Company's knowledge, no proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing, or seeking to revoke, limit or curtail, such power and authority or qualification.

                    (g) The Company and each of its subsidiaries has all
               requisite corporate power and authority, and all necessary authorizations, approvals, consents, orders, licenses, certificates and permits of and from all governmental or regulatory bodies or any other person or entity (collectively, the "Permits"), to own, lease and license its assets and properties and conduct its business, all of which are valid and in full force and effect, except where the lack of such Permits, individually or in the aggregate, would not have a Material Adverse Effect. The Company and each of its subsidiaries has fulfilled and performed in all material respects all of its material obligations with respect to such Permits and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other material impairment of the rights of the Company thereunder.

                    (h) Except as disclosed in the Registration Statement and
               the Prospectus, the Company and each of its subsidiaries has (i) defensible title to all their interests in the oil and gas properties described in the Prospectus as being owned or leased by them, title investigations having been carried out by the Company in accordance with customary practice in the oil and gas industry, and (ii) good and marketable title to all other real property and all personal property described in the Prospectus as being owned by them, in each case free and clear of all liens, encumbrances, claims, security interests and defects, except (A) such as would not have a Material Adverse Effect, (B) security interests securing loans under the Company's senior credit facility and senior

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               subordinated notes, (C) royalties, overriding royalties and other burdens under oil and gas leases, (D) easements, restrictions, rights-of-way and other matters that commonly affect oil and gas properties and (E) liens and encumbrances under gas sales contracts, geophysical exploration agreements, operating agreements, farmout agreements, participation agreements, unitization, pooling and commutation agreements, declarations and orders and gas sales contracts, securing payment of amounts not yet due and payable and of a scope and nature customary in the oil and gas industry. All property held under lease by the Company and its subsidiaries is held by them under valid, existing and enforceable leases, free and clear of all liens, encumbrances, claims, security interests and defects, except such as would not have a Material Adverse Effect.

                    (i) There are no litigation or governmental proceedings to which the Company or any of its subsidiaries are subject or which is pending or, to the knowledge of the Company, threatened, against the Company or any of its subsidiaries, which, individually or in the aggregate, might have a Material Adverse Effect, affect the consummation of this Agreement or which are required to be disclosed in the Registration Statement and the Prospectus that are not so disclosed.

                    (j) Subsequent to the respective dates as of which
               information is given in the Registration Statement or the Prospectus, except as described therein, (i) there has not been any Material Adverse Effect; (ii) neither the Company nor any of its subsidiaries has sustained any loss or interference with its assets, businesses or properties (whether owned or leased) from fire, explosion, earthquake, flood or other calamity, whether or not covered by insurance, or from any labor dispute or any court or legislative or other governmental action, order or decree which would have a Material Adverse Effect; and (iii) since the date of the latest balance sheet included or incorporated by reference in the Registration Statement and the Prospectus, neither the Company nor its subsidiaries has (A) issued any securities or incurred any liability or obligation, direct or contingent, for borrowed money, except such liabilities or obligations incurred in the ordinary course of business, (B) entered into any transaction not in the ordinary course of business or (C) except for regular dividends on the shares of the Company's Series B Preferred Stock in amounts per share that are consistent with past practice, declared or paid any dividend or made any distribution on any shares of its stock or redeemed, purchased or otherwise acquired or agreed to redeem, purchase or otherwise acquire any shares of its capital stock.

                    (k) There is no document, contract or other agreement
               required to be described in the Registration Statement or Prospectus or to be filed as an exhibit to the Registration Statement which is not described or filed as required by the Securities Act or Rules. Each description of a contract, document or other agreement in the Registration Statement and the Prospectus accurately reflects in all material respects the terms of the underlying contract, document or other agreement. Each contract, document or other agreement described in the Registration Statement and Prospectus or listed in the Exhibits to the Registration Statement is in full force and effect and is valid and enforceable by and against the Company or its subsidiary, as the case may be, in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws relating to or

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               affecting the enforcement of creditors' rights generally and by general principles of equity or public policy (regardless of whether enforcement is sought in a proceeding at law or in equity). Neither the Company nor any of its subsidiaries, if a subsidiary is a party, nor to the Company's knowledge, any other party is in default in the observance or performance of any term or obligation to be performed by it under any such agreement, and no event has occurred which with notice or lapse of time or both would constitute such a default, in any such case which default or event, individually or in the aggregate, would have a Material Adverse Effect. No default exists, and no event has occurred which with notice or lapse of time or both would constitute a default, in the due performance and observance of any term, covenant or condition, by the Company or its subsidiary, if a subsidiary is a party thereto, of any other agreement or instrument to which the Company or any of its subsidiaries is a party or by which Company or its properties or business or a subsidiary or its properties or business may be bound or affected which default or event, individually or in the aggregate, would have a Material Adverse Effect.

                    (l) Neither the Company nor any of its subsidiaries is in
               violation of any term or provision of its charter or by-laws or of any franchise, license, permit, judgment, decree, order, statute, rule or regulation, where the consequences of such violation, individually or in the aggregate, would have a Material Adverse Effect.

                    (m) Neither the execution, delivery and performance of this
               Agreement by the Company nor the consummation of any of the transactions contemplated hereby (including, without limitation, the issuance and sale by the Company of the Shares) will give rise to a right to terminate or accelerate the due date of any payment due under, or conflict with or result in the breach of any term or provision of, or constitute a default (or an event which with notice or lapse of time or both would constitute a default) under, or require any consent or waiver under, or result in the execution or imposition of any lien, charge or encumbrance upon any properties or assets of the Company or its subsidiaries pursuant to the terms of, any indenture, mortgage, deed of trust or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which either the Company or its subsidiaries or any of their properties or businesses is bound, or any franchise, license, permit, judgment, decree, order, statute, rule or regulation applicable to the Company or any of its subsidiaries or violate any provision of the charter or by-laws of the Company or any of its subsidiaries, except for such consents or waivers which have already been obtained and are in full force and effect and except as would not have a Material Adverse Effect.

                    (n) The Company has authorized and outstanding capital stock as set forth under the captions "Capitalization" and "Description of Capital Stock" in the Prospectus. The certificates evidencing the Shares are in due and proper legal form and have been duly authorized for issuance by the Company. All of the issued and outstanding shares of Common Stock have been duly and validly issued and are fully paid and nonassessable. There are no statutory preemptive or other similar rights to subscribe for or to purchase or acquire any of the Shares or any such rights pursuant to its Articles of Incorporation or By-laws or any agreement or instrument to or by which the Company or any of its subsidiaries is a party or bound. The Shares, when issued and sold pursuant to this

                                       8

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               Agreement, will be duly and validly issued, fully paid and nonassessable and none of them will be issued in violation of any preemptive or other similar right. Except as disclosed in the Registration Statement and the Prospectus, there is no outstanding option, warrant or other right calling for the issuance of, and there is no commitment, plan or arrangement to issue, any share of stock of the Company or any of its subsidiaries or any security convertible into, or exercisable or exchangeable for, such stock. The Common Stock and the Shares conform in all material respects to all statements in relation thereto contained in the Registration Statement and the Prospectus. All outstanding shares of capital stock of each of the Company's subsidiaries have been duly authorized by all necessary corporate action and validly issued, and are fully paid and nonassessable and are owned directly by the Company or by another wholly-owned subsidiary of the Company free and clear of any security interests, liens, encumbrances, equities or claims, other than those described in the Prospectus.

                    (o) No holder of any security of the Company has any right, which has not been waived or satisfied, to have any security owned by such holder included in the Registration Statement or to demand registration of any security owned by such holder for a period of 90 days after the date of this Agreement. Each director and executive officer of the Company and each stockholder of the Company listed on Schedule III has delivered to the Representatives his enforceable written lock-up agreement in the form attached to this Agreement as Exhibit A hereto ("Lock-Up Agreement").

                    (p) All necessary corporate action has been duly and validly taken by the Company to authorize the execution, delivery and performance of this Agreement and the issuance and sale of the Shares by the Company. This Agreement has been duly and validly authorized by all necessary corporate action, executed and delivered by the Company and constitutes and will constitute legal, valid and binding obligations of the Company enforceable against the Company in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws relating to or affecting the enforcement of creditors' rights generally and by general principles of equity or public policy (regardless of whether enforcement is sought in a proceeding at law or in equity).

                    (q) Neither the Company nor any of its subsidiaries is
               involved in any labor dispute nor, to the knowledge of the Company, is any such dispute threatened, which dispute would have a Material Adverse Effect. The Company is not aware of any existing or imminent labor disturbance by the employees of any of its principal suppliers or contractors which would have a Material Adverse Effect. The Company is not aware of any threatened or pending litigation between the Company or its subsidiaries and any of its executive officers which, if adversely determined, could have a Material Adverse Effect and has no reason to believe that such officers will not remain in the employment of the Company.

                    (r) No transaction has occurred between or among the Company and any of its officers or directors, shareholders or any affiliate or affiliates of any such officer or director or shareholder that is required to be described in and is not described in the Registration Statement and the Prospectus.

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                    (s) The Company has not taken, nor will it take, directly or indirectly, any action designed to or which might reasonably be expected to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the Common Stock or any security of the Company to facilitate the sale or resale of any of the Shares.

                    (t) The Company and each of its subsidiaries has filed all
               Federal, state, local and foreign tax returns which are required to be filed through the date hereof, except where the failure to so file would not have a Material Adverse Effect, which returns are true and correct in all material respects or has received timely extensions thereof, and has paid all taxes shown on such returns and all assessments received by it to the extent that the same are material and have become due, except for such taxes as are being contested in good faith and except as would not result in a Material Adverse Effect. There are no tax audits or investigations pending, which if adversely determined would have a Material Adverse Effect; nor are there any material proposed additional tax assessments against the Company or any of its subsidiaries.

                    (u) The Shares have been duly authorized for quotation on
               the National Association of Securities Dealers Automated Quotation ("Nasdaq") National Market System, subject to official notice of issuance.

                    (v) The Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or the quotation of the Common Stock on the Nasdaq National Market, nor has the Company received any notification that the Commission or the Nasdaq National Market is contemplating terminating such registration or quotation.

                    (w) The books, records and accounts of the Company and its subsidiaries accurately and fairly reflect, in reasonable detail, the transactions in, and dispositions of, the assets of, and the results of operations of, the Company and its subsidiaries. The Company and each of its subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                    (x) The written engineering reports prepared by Ryder Scott
               Company, L.P., Petroleum Consultants and Fairchild & Wells, Inc., Independent Petroleum Engineers (collectively, the "Independent Petroleum Engineers"), as of December 31, 2002, setting forth the engineering values attributed to the oil and gas properties of the Company and its subsidiaries accurately reflect in all material respects the ownership interests of the Company and its subsidiaries in the properties therein as of December 31, 2002, except as otherwise disclosed in the Registration Statement and the Prospectus. The information furnished by the Company to the Independent Petroleum Engineers for purposes of preparing their reports, including, without limitation, production, costs of operation and development, current prices for production, agreements relating to current and future operations and sales of production, was true, correct and complete in all material respects on the date supplied and was prepared in accordance with customary industry practices; each of the Independent Petroleum Engineers, who prepared estimates of the extent and value of proved oil and natural gas reserves, are independent with respect to the Company.

                    (y) The Company and its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are customary in the businesses in which they are engaged or propose to engage after giving effect to the transactions described in the Prospectus; all policies of insurance and fidelity or surety bonds insuring the Company or any of its subsidiaries or the Company's or its subsidiaries' respective businesses, assets, employees, officers and directors are in full force and effect; the Company and each of its subsidiaries are in compliance with the terms of such policies and instruments in all material respects; and neither the Company nor any subsidiary of the Company has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that is not materially greater than the current cost, except as would not have a Material Adverse Effect.

                    (z) Each approval, consent, order, authorization,
               designation, declaration or filing of, by or with any regulatory, administrative or other governmental body necessary in connection with the execution and delivery by the Company of this Agreement and the consummation of the transactions herein contemplated required to be obtained or performed by the Company (except such additional steps as may be required by the National Association of Securities Dealers, Inc. (the "NASD") or may be necessary to qualify the Shares for public offering by the Underwriters under the state securities or Blue Sky laws) has been obtained or made and is in full force and effect, except as would not have a Material Adverse Effect.

                    (aa) There are no affiliations with the NASD among the
               Company's officers, directors or, to the best of the knowledge of the Company, any five percent or greater stockholder of the Company, except as set forth in the Registration Statement or otherwise disclosed in writing to the Representatives.

                    (bb) Except as described in the Prospectus, (i) each of the
               Company and each of its subsidiaries is in compliance in all material respects with all rules, laws and regulations relating to the use, treatment, storage and disposal of toxic substances and protection of health or the environment ("Environmental Law") which are applicable to its business; (ii) neither the Company nor its subsidiaries has received any notice from any governmental authority or third party of an asserted claim under Environmental Laws, which claim if determined adverse to the Company or any subsidiary could have a Material Adverse Effect;
               (iii) each of the Company and each of its subsidiaries has received all material permits, licenses or other approvals required of it under applicable

               Environmental Laws to conduct its business and is in compliance with all terms and conditions of any such permit, license or approval, except where the absence of such permit, license, approval or compliance would not result in a Material Adverse Effect; (iv) to the Company's knowledge, no facts currently exist that will require the Company or any of its subsidiaries to make future material capital expenditures to comply with Environmental Laws; (v) no property which is or has been owned, leased or occupied by the Company or its subsidiaries has been designated as a Superfund site pursuant to the Comprehensive Environmental Response, Compensation of Liability Act of 1980, as amended (42 U.S.C. Section 9601, et. seq.) ("CERCLA") or otherwise designated as a contaminated site under applicable state or local law; (vi) neither the Company nor any of its subsidiaries has been named as a "potentially responsible party" under CERCLA; (vii) there has been no storage, disposal, generation, transportation, handling or treatment of hazardous substances or solid wastes by the Company (or to the knowledge of the Company, any of its predecessors in interest) at, upon or from any of the property now or previously owned or leased by the Company in violation of any applicable law, ordinance, rule, regulation, order, judgment, decree or permit or which would require remedial action by the Company under any applicable law, ordinance, rule, regulation, order, judgment, decree or permit, except for any violation or remedial action which would not result in, or which would not be reasonably likely to result in, singularly or in the aggregate with all such violations and remedial actions, a Material Adverse Effect; and (viii) there has been no spill, discharge, leak, emission, injection, escape, dumping or release of any kind onto such property or into the environment surrounding such property of any solid wastes or hazardous substances due to or caused by the Company, except for any spill, discharge, leak, emission, injection, escape, dumping or release which would not result in or would not be reasonably likely to result in, singularly or in the aggregate will all such spills, discharges, leaks, emissions, injections, escapes, dumpings and releases, a Material Adverse Effect; and the terms "hazardous substances" and "solid wastes" shall have the meanings specified in any applicable local, state and federal laws or regulations with respect to environmental protection.

                    (cc) In the ordinary course of its business, the Company
               periodically reviews the effect of Environmental Laws on the business, operations and properties of the Company and its subsidiaries, in the course of which the Company identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws, or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such review, the Company has reasonably concluded that such associated costs and liabilities would not, singly or in the aggregate, have a Material Adverse Effect.

                    (dd) The Company is not and, after giving effect to the
               offering and sale of the Shares and the application of proceeds thereof as described in the Prospectus, will not be an "investment company" within the meaning of the Investment Company Act of 1940, as amended (the "Investment Company Act").

                    (ee) The principal executive officer and principal financial officer of the Company have made all certifications required by the Sarbanes-Oxley Act or any related rules and regulations promulgated by the Commission, and the statements contained in any such certification are true and correct in all material respects. The Company maintains "disclosure controls and procedures" (as defined in Rule 13a-14(c) under the Exchange Act), and such controls and procedures are designed (i) to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission's rules and forms and (ii) to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is accumulated and communicated to the Company's management, including its principal executive officer and principal financial officer, as appropriate to allow timely decisions regarding required disclosure. The Company does not have any material weaknesses in internal controls, and there has been no material fraud that involves management or other employees who have a significant role in the Company's internal controls. The Company is otherwise in compliance in all material respects with all applicable effective provisions of the Sarbanes-Oxley Act and the rules and regulations promulgated by the Commission (and intends to comply with all applicable provisions that are not yet effective upon effectiveness).

                    (ff) The Company or any other person associated with or
               acting on behalf of the Company including, without limitation, any director, officer, agent or employee of the Company or its subsidiaries, has not, directly or indirectly, while acting on behalf of the Company or its subsidiaries (i) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity; (ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns from corporate funds; (iii) violated any provision of the Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any other unlawful payment.

                    (gg) Except as described in the Prospectus or in the
               documents incorporated by reference into the Prospectus, the Company has not sold or issued any shares of Common Stock during the six-month period preceding the date of the Prospectus, including any sales pursuant to Rule 144A under, or Regulations D or S of, the Securities Act, other than shares issued pursuant to employee benefit plans, qualified stock options plans or other employee compensation plans or pursuant to outstanding options, rights or warrants.

                    (hh) The Company has fulfilled its obligations, if any,
               under the minimum funding standards of Section 302 of the U.S. Employee Retirement Income Security Act of 1974 ("ERISA") and the regulations and published interpretations thereunder with respect to each "plan" as defined in Section 3(3) of ERISA and such regulations and published interpretations in which its employees are eligible to participate and each such plan is in compliance in all material respects with the presently applicable provisions of ERISA and such regulations and published interpretations. No "Reportable Event" (as defined in 12 ERISA) has occurred with respect to any "Pension Plan" (as defined in ERISA) for which the Company could have any liability.

                    (ii) Each of the Company, its directors and officers has not distributed and will not distribute prior to the later of (i) the Firm Shares Closing Date, or the Option Shares Closing Date, and
               (ii) completion of the distribution of the Shares, any offering material in connection with the offering and sale of the Shares other than any Preliminary Prospectus, the Prospectus, the Registration Statement and other materials, if any, permitted by the Securities Act.

                  3. Representations and Warranties of the Selling Stockholders. Each Selling Stockholder hereby severally and not jointly represents and warrants to each Underwriter as of the date hereof, as of the Firm Shares Closing Date and, if such Selling Stockholder is selling Option Shares, as of each such Option Shares Closing Date (if any), as to itself only, as follows:

                    (a) Except in the case of Shares issuable upon the exercise of warrants (the "Warrants") previously issued by the Company (the "Warrant Shares"), the Selling Stockholder has caused certificates for the number of Shares to be sold by such Selling Stockholder hereunder to be delivered to Computershare Trust Company, Inc. (the "Custodian"), endorsed in blank or with blank stock powers duly executed, with a signature appropriately guaranteed, such certificates to be held in custody by the Custodian for delivery, pursuant to the provisions of this Agreement and an agreement among the Custodian and the Selling Stockholder (the "Custody Agreement"). Each Selling Stockholder selling Warrant Shares has (i) delivered to the Company an exercise notice for the exchange of the Warrants, in whole or in part, as the case may be, for the Warrant Shares; (ii) instructed the Company to deliver the Warrant Shares to the persons named in the Power of Attorney (as defined below) to be held on behalf of such Selling Stockholder; and (iii) instructed the persons named in the Power of Attorney to deliver such Warrant Shares to the Custodian, endorsed in blank or with blank stock powers duly executed, with a signature appropriately guaranteed, such certificates to be held in custody by the Custodian for delivery, pursuant to the provisions of this Agreement and the Custody Agreement. The Selling Stockholder delivering Warrant Shares for sale under this Agreement has taken all action required to exercise the Warrants in an amount necessary such that, when combined with other Shares represented by certificates delivered to the Custodian, the Selling Stockholder can deliver the specified number of Shares sold pursuant to this Agreement by such Selling Shareholder on the Firm Shares Closing Date.

                    (b) The Selling Stockholder has granted an irrevocable power of attorney (the "Power of Attorney") to the persons named therein, on behalf of the Selling Stockholder, to execute and deliver this Agreement and any other document necessary or desirable in connection with the transactions contemplated hereby and to deliver the shares to be sold by the Selling Stockholder pursuant hereto.

                    (c) This Agreement and the transactions contemplated herein have been duly authorized by the Selling Stockholder, and upon execution and delivery of this Agreement by one of the Attorneys (as defined in the Power of Attorney) on behalf of such Selling Stockholder in accordance with the Power of Attorney, this Agreement will have been duly executed and delivered by such Selling Stockholder.

                    (d) Each of the Custody Agreement, the Power of Attorney,
               the Lock-Up Agreement, and the transactions contemplated in each, have been duly authorized, by or on behalf of the Selling Stockholder, and each of the Custody Agreement, Power of Attorney and the Lock-Up Agreement has been duly executed and delivered by or on behalf of the Selling Stockholder, and, assuming due authorization, execution and delivery by the other parties thereto, constitutes the valid and legally binding agreement of the Selling Stockholder, enforceable against the Selling Stockholder in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other similar laws relating to or affecting the enforcement of creditors' rights generally and by general principles of equity and public policy (regardless of whether enforcement is sought in a proceeding at law or in equity).

                    (e) The execution and delivery by the Selling Stockholder of this Agreement and the performance by the Selling Stockholder of its obligations under this Agreement, do not and will not, whether with or without the giving of notice or the passage of time or both, (i) violate or contravene any provision of the limited partnership agreement, limited liability company agreement, trust agreement or declaration, charter or by-laws or other organizational instrument of the Selling Stockholder, if applicable, or any applicable law, statute, regulation, or any agreement or other instrument binding upon the Selling Stockholder or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Selling Stockholder, (ii) conflict with or constitute a breach of, or default under, or result in the creation or imposition of any tax, lien, charge or encumbrance upon the shares to be sold by the Selling Stockholder or any property or assets of the Selling Stockholder pursuant to the terms of any agreement or instrument to which the Selling Stockholder is a party or by which the Selling Stockholder may be bound or to which any of the property or assets of the Selling Stockholder is subject or (iii) require any consent, approval, authorization or order of or registration or filing with any court or governmental agency or body having jurisdiction over it, except such as may be required by the federal securities laws or the Blue Sky laws of the various states or under the rules of the NASD in connection with the offer and sale of the Shares which have been or will be effected in accordance with this Agreement, and, with respect to each of
               (i), (ii) and (iii) above, except where such breach, violation, default, creation, imposition or contravention or failure to obtain such consent, approval, authorization or order, individually or in the aggregate, would not have a material adverse effect on the consummation by the Selling Stockholder of the transactions contemplated by this Agreement.

                    (f) Except in the case of the Warrant Shares, the Selling
               Stockholder is, and on the Firm Shares Closing Date and the Option Share Closing Date, if applicable, will be the lawful record owner of the Shares to be sold by such Selling Stockholder at the Firm Shares Closing or the Option Shares Closing, as applicable, free and clear of any lien, claim, security interest or other encumbrance, including, without limitation, any restriction on transfer, except as otherwise described in the Registration Statement and Prospectus or pursuant to the Power of Attorney or Custody Agreement. Each Selling Stockholder selling Warrant Shares on the Firm Shares Closing Date and the Option Share Closing Date, if applicable, will be the lawful record owner of the Warrant Shares to be sold by such Selling Stockholder at the Firm Shares Closing or the Option Shares Closing, as applicable, free and clear of any lien, claim, security interest or other encumbrance, including, without limitation, any restriction on transfer, except as otherwise described in the Registration Statement and Prospectus or pursuant to the Power of Attorney or Custody Agreement.

                    (g) If the certificates for the Shares to be sold by the
               Selling Stockholder were delivered to the Underwriters in the State of New York and assuming the Underwriters purchase the Shares to be sold by such Selling Stockholder in good faith and without "notice of adverse claim" (as such phrase is used in Section 8-105 of the New York Uniform Commercial Code as currently in effect in the State of New York (the "NY UCC"), upon
               (i) delivery (as defined in Section 8-301(a) of the NY UCC) to the Underwriters of the certificates representing such Shares endorsed in blank by an effective endorsement (within the meaning of Section 8-107 of the NY UCC), and (ii) payment therefore in accordance with the terms of this Agreement and the Custody Agreement, the Underwriters would become "protected purchasers" (as defined in Section 8-303(a) of the NY UCC) of such Shares, and will acquire such Shares free and clear of "adverse claims" (as defined in Section 8-102 of the NY UCC) except for any such adverse claims created by or at the request of the Underwriters.

                    (h) All information relating to the Selling Stockholder
               furnished in writing by the Selling Stockholder to the Company expressly for use in the Registration Statement and Prospectus is, and on each Closing Date will be, true, correct, and complete in all material respects, and does not, and on each Closing Date will not, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make such information not misleading.

                    (i) Each Selling Stockholder who is an officer of the
               Company has reviewed the Registration Statement and Prospectus and, although the Selling Stockholder has not independently verified the accuracy or completeness of all the information contained therein, nothing has come to the attention of the Selling Stockholder that would lead the Selling Stockholder to believe that (i) on the Effective Date, the Registration Statement contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein in order to make the statements made therein not misleading and
               (ii) on the Effective Date the Prospectus contained and, on each Closing Date contains, no untrue statement of a material fact or omitted or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, misleading.

                    (j) The sale of Shares by the Selling Stockholder pursuant to this Agreement is not prompted by the Selling Stockholder's knowledge of any material non-public information concerning the Company or any of its subsidiaries which is not set forth in the Prospectus.

                    (k) The Selling Stockholder has not taken and will not take, directly or indirectly, any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

                  4. Conditions of the Underwriters' Obligations. The obligations of the Underwriters under this Agreement are several and not joint. The respective obligations of the Underwriters to purchase the Shares are subject to each of the following terms and conditions:

                    (a) Notification that the Registration Statement has become effective shall have been received by the Representatives and the Prospectus shall have been timely filed with the Commission in accordance with Section 5(a) of this Agreement.

                    (b) No order preventing or suspending the use of any
               preliminary prospectus or the Prospectus shall have been or shall be in effect and no order suspending the effectiveness of the Registration Statement shall be in effect and no proceedings for such purpose shall be pending before or threatened by the Commission. If the Company has elected to rely upon Rule 430A, Rule 430A information previously omitted from the effective Registration Statement pursuant to Rule 430A shall have been transmitted to the Commission for filing pursuant to Rule 424(b) within the prescribed time period and the Company shall have provided evidence satisfactory to the Underwriters of such timely filing, or a post-effective amendment providing such information shall have been promptly filed and declared effective in accordance with the requirements of Rule 430A.

                    (c) The representations and warranties of the Company and
               the Selling Stockholders contained in this Agreement and in the certificates delivered pursuant to Section 4(d) shall be true and correct when made and on and as of each Closing Date as if made on such date. The Company and the Selling Stockholders shall have performed in all material respects all covenants and agreements and satisfied all the conditions contained in this Agreement required to be performed or satisfied by them at or before such Closing Date.

                    (d) The Representatives shall have received on each Closing
               Date a certificate, addressed to the Representatives and dated such Closing Date, of the chief executive or chief operating officer and the chief financial officer or chief accounting officer of the Company to the effect that: (i) the representations, warranties and agreements of the Company in this Agreement were true and correct when made and are true and correct as of such Closing Date; (ii) the Company has performed in all material respects all covenants and agreements and satisfied all conditions contained herein; (iii) they have carefully examined the Registration Statement and the Prospectus and, in their opinion (A) as of the Effective Date and as of the Closing Date, the Registration Statement and Prospectus did not include any untrue statement of a material fact and did not omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and (B) since the Effective Date no event has occurred which should have been set forth in a supplement or otherwise required an amendment to the Registration Statement or the Prospectus; and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and, to their knowledge, no proceedings for that purpose have been instituted or are pending under the Securities Act.

                    (e) The Representatives shall have received on each Closing
               Date a certificate, addressed to the Representatives and dated such Closing Date, of each Selling Stockholder, to the effect that: (i) the representations and warranties of such Selling Stockholder in this Agreement were true and correct when made and are true and correct as of such Closing Date and (ii) such Selling Stockholder has performed in all material respects all of its covenants and agreements and satisfied all conditions pertaining to it contained herein.

                    (f) The Representatives shall have received, at the time
               this Agreement is executed and on each Closing Date a signed letter from Ernst & Young LLP addressed to the Representatives and dated, respectively, the date of this Agreement and each such Closing Date, in form and substance reasonably satisfactory to the Representatives containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus.

                    (g) The Representatives shall have received on each Closing
               Date a letter from each of the Independent Petroleum Engineers in form and substance satisfactory to the Underwriters confirming certain matters concerning their engagement and the use of their reserve reports and information derived from their reserve reports in the Prospectus.

                    (h) The Representatives shall have received on each Closing
               Date from Baker Botts L.L.P., counsel for the Company, an opinion, addressed to the Representatives and dated such Closing Date, and stating in effect that:

                         (i) Each of the Company and CCBM, Inc. has been duly
                    organized and is validly existing as a corporation in good standing under the laws of the state of its incorporation. CCBM, Inc. is duly qualified to transact business and is in good standing as a foreign corporation in the State of Texas.

                         (ii) Each of the Company and CCBM, Inc. has all
                    requisite corporate power and authority to own, lease and operate its properties and to conduct its business as now being conducted and as described in the Registration Statement and the Prospectus and with respect to the Company to enter into and perform its obligations under this Agreement and to issue and sell the Shares.

                         (iii) The authorized capital stock of the Company is as
                    set forth in the Registration Statement and the Prospectus under the caption "Capitalization" as of the dates stated therein and, since such dates, there has been no change in the authorized capital stock of the Company. The Shares to be sold by the Selling Stockholders have been duly and validly authorized and issued and are fully paid and nonassessable. The Shares to be issued and sold by the Company pursuant to this Agreement have been duly authorized by all necessary corporate action for issuance and sale to the Underwriters pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued, fully paid and nonassessable. The issuance and sale of the Shares by the Company and the sale of the shares by the Selling Stockholders is not subject to any preemptive or other similar rights of any securityholder of the Company under the Company's Articles of Incorporation or By-laws or, to the best of such counsel's knowledge, any agreement. To the best of such counsel's knowledge, except as disclosed in the Registration Statement and the Prospectus, there are no preemptive or other rights to subscribe for or to purchase or any restriction upon the voting or transfer of any securities of the Company pursuant to the Company's Articles of Incorporation or By-laws or any agreements known to such counsel. The Common Stock and the Shares conform in all material respects to the descriptions thereof contained in the Registration Statement and the Prospectus. The form of certificate used to evidence the Common Stock complies in all material respects with all applicable statutory requirements, with any applicable requirements of the Articles of Incorporation or By-laws of the Company and the requirements of the Nasdaq National Market. To the best of such counsel's knowledge, there are no persons with registration rights or other similar rights to have any securities registered pursuant to the Registration Statement or otherwise registered by the Company under the Securities Act, other than as described or as have been waived or satisfied.

                         (iv) All necessary corporate action has been duly and
                    validly taken by the Company to authorize the execution, delivery and performance of this Agreement and the issuance and sale of the Shares. This Agreement has been duly and validly authorized, executed and delivered by the Company, and this Agreement constitutes the legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms except as such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity or public policy (regardless of whether enforcement is sought in a proceeding at law or in equity).

                         (v) Neither the execution, delivery and performance of
                    this Agreement by the Company nor the consummation of any of the transactions contemplated hereby (including, without limitation, the issuance and sale by the Company of the Shares) will, to the best of such counsel's knowledge, (a) give rise to a right to terminate or accelerate the due date of any payment due under, or conflict with or result in the breach of any term or provision of, or constitute a default (or any event which with notice or lapse of time, or both, would constitute a default) under, or require consent or waiver under, or result in the execution or imposition of any lien, charge, claim, security interest or encumbrance upon any properties or assets of the Company or any of its subsidiaries pursuant to the terms of, any indenture, mortgage, deed trust, note or other agreement or instrument filed as an exhibit to the Registration Statement and to which the Company or any of its subsidiaries is a party or by which either the Company or any of its subsidiaries or any of its assets or properties or businesses is bound, or any franchise, license, permit, judgment, decree, order, statute, rule or regulation binding on the Company or any of its subsidiaries or properties, known to such counsel of the United States or the State of Texas (provided, however, that such counsel need express no opinion with respect to compliance with any Federal or State securities or anti-fraud law, rule or regulation except as otherwise expressly stated in the opinion of such counsel) or (b) violate any provision of the charter or by-laws of the Company or any of its subsidiaries, except in the case of clause (a) as would not reasonably be expected to have a Material Adverse effect.

                         (vi) No consent, approval, authorization, license,
                    registration, qualification or order of any court or governmental agency or regulatory body of the United States or the State of Texas is required for the due authorization, execution, delivery or performance of this Agreement by the Company or the consummation of the transactions contemplated hereby or thereby, except such as have been obtained under the Securities Act and such as may be required under state securities or Blue Sky laws or under the rules of the National Association of Securities Dealers (the "NASD") in connection with the purchase and distribution of the Shares by the several Underwriters, except as would not reasonably be expected to have a Material Adverse Effect.

                         (vii) To the best of such counsel's knowledge, there is
                    no action, suit, proceeding or other investigation, before any court or before or by any public body or board pending or threatened against, or involving the assets, properties or businesses of, the Company which is required to be disclosed in the Registration Statement and the Prospectus and is not so disclosed or which could reasonably be expected to have a Material Adverse Effect.

                         (viii) The statements in the Prospectus under the
                    captions "Description of Capital Stock," insofar as such statements constitute a summary of documents referred to therein or matters of law, are accurate in all material respects and accurately present the information with respect to such documents and matters.

                         (ix) To such counsel's knowledge, all contracts and
                    other documents required to be filed as exhibits to, or described in, the Registration Statement have been so filed with the Commission or are fairly described in the Registration Statement, as the case may be.

                         (x) The Registration Statement and the Prospectus and
                    each amendment or supplement thereto (except for (i) the financial statements and schedules contained therein or omitted therefrom (including the notes thereto and the auditor's report thereon), (ii) the summary reserve reports of each of the Independent Petroleum Engineers included therein, (iii) the other accounting, financial or reserve engineering data contained therein or omitted therefrom or
                    (iv) the exhibits thereto, as to which such counsel has not been asked to comment) appear on their face to comply as to form in all material respects with the requirements of the Securities Act and the Rules and the documents incorporated by reference in the Registration Statement and the Prospectuses and any further amendment or supplement to any such incorporated document made by the

                    Company (except for (i) the financial statements and schedules contained therein or omitted therefrom (including the notes thereto and the auditor's report thereon), (ii) the summary reserve reports of each of the Independent Petroleum Engineers included therein, (iii) the other accounting, financial or reserve engineering data contained therein or omitted therefrom or (iv) the exhibits thereto, as to which such counsel has not been asked to comment) when they became effective or were filed with the Commission, as the case may be, appeared on their face to comply as to form in all material respects with the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder (excluding those portions of filings which have been amended in subsequent filings made prior to the date hereof).

                         (xi) The Registration Statement is effective under the
                    Securities Act, and to such counsel's knowledge no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are threatened or pending. Any required filing of the Prospectus and any supplement thereto pursuant to Rule 424(b) under the Securities Act has been made in the manner and within the time period required by such Rule 424(b).

                         (xii) The Company has filed all applications and other
                    documents necessary for the Shares to be quoted on the Nasdaq National Market, subject only to official notice of issuance.

                         (xiii) The capital stock of the Company conforms in all
                    material respects to the description thereof contained in the Prospectus under the caption "Description of Capital Stock."

                         (xiv) The Company is not an "investment company" or an
                    entity controlled by an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended.

                    To the extent deemed advisable by such counsel, such counsel may (a) state that their opinion is limited to matters governed by the Federal laws of the United States, the laws of the State of Texas, the State of Delaware and the contract laws of the State of New York, (b) rely as to matters of fact on certificates of responsible officers of the Company and public officials and other sources believed by them to be responsible, (c) assume that the signatures on all documents examined by them are genuine, all documents submitted to them are authentic, and all documents submitted as certified or photographic copies or translations conform with the originals, (d) state that their letter is furnished as counsel for the Company to the Underwriters and is solely for the benefit of the several Underwriters and (e) state that in the foregoing opinions, phrases such as "to the knowledge of such counsel," "known to such counsel" and those with equivalent wording refer to the conscious awareness of information by the lawyers of such firm who have prepared such opinion, signed such opinion or been actively involved in assisting and advising the Company in connection with the preparation of the Registration

               Statement, the execution and delivery of this Agreement and any transactions contemplated herein.

                    In addition, such counsel shall state that such counsel has participated in conferences with officers and other representatives of the Company, representatives of the Representatives, counsel for the representatives and representatives of the independent certified public accountants of the Company at which conferences the contents of the Registration Statement and the Prospectus and related matters were discussed and, although such counsel did not independently verify such information and is not passing upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement and the Prospectus (except as specified in clauses
               (viii) and (xiii) of the foregoing opinion), such counsel advises you that on the basis of the foregoing, (relying as to materiality to the extent such counsel deems appropriate upon factual statements of officers and other representatives of the Company and representatives of the Representatives), in the course of acting as counsel to the Company in this transaction, no facts have come to the attention of such counsel which lead such counsel to believe that the Registration Statement (except for (i) the financial statements and schedules contained therein or omitted therefrom (including the notes thereto and the auditor's report thereon), (ii) the summary reserve reports of each of the Independent Petroleum Engineers included therein,
               (iii) the other accounting, financial, statistical or reserve engineering data contained therein or omitted therefrom or (iv) the exhibits thereto, as to which such counsel has not been asked to comment) at the time it became effective contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus as amended or supplemented (except for (i) the financial statements and schedules contained therein or omitted therefrom (including the notes thereto and the auditor's report thereon), (ii) the summary reserve reports of each of the Independent Petroleum Engineers included therein, (iii) the other accounting, financial, statistical or reserve engineering data contained therein or omitted therefrom or (iv) the exhibits thereto, as to which such counsel has not been asked to comment) on the date thereof contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                    (i) The Representatives shall have received on the Firm
               Shares Closing Date from one or more counsel for each of the Selling Stockholders reasonably acceptable to the Representatives, an opinion, addressed to the Representatives and dated such Closing Date, and stating substantially to the effect that:

                         (i) With respect to any Selling Stockholder that is an
                    entity, this Agreement and the transactions contemplated herein have been duly authorized by the Selling Stockholder, and upon execution and delivery by one of the Attorneys (as defined in the Power of Attorney) on behalf of such Selling Stockholder in accordance with the Power of Attorney, will have been duly executed and delivered by such Selling Stockholder.

                         (ii) With respect to any Selling Stockholder that is an
                    entity, each of the Custody Agreement, the Power of Attorney and the Lock-Up Agreement, and the transactions contemplated therein, have been duly authorized by all necessary corporate or partnership action on the part of such Selling Stockholder and has been duly executed and delivered by or on behalf of the Selling Stockholder.

                         (iii) Each of the Custody Agreement, the Power of
                    Attorney and the Lock-Up Agreement constitutes the legally valid and binding obligation of such Selling Stockholder enforceable against such Selling Stockholder in accordance with its respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws relating to or affecting the enforcement of creditors' rights generally and by general principles of equity and public policy, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief (regardless of whether enforcement is sought in a proceeding at law or in equity).

                         (iv) The execution, delivery and performance of this
                    Agreement, the Power of Attorney, the Custody Agreement and the Lock-Up Agreement and the sale and delivery by such Selling Stockholder of the Shares to be sold by such Selling Stockholder as contemplated by this Agreement and the consummation of the transactions contemplated in this Agreement and in the Registration Statement and the Prospectus and compliance by such the Selling Stockholder with its obligations hereunder do not and will not (i) violate or contravene (A) with respect to any Selling Stockholder that is an entity, any provision of the limited partnership agreement, limited liability company agreement, trust agreement or declaration, charter or by-laws or other organizational instrument of the Selling Stockholder, if applicable, or (B) any applicable law, statute, regulation, or any agreement or other instrument binding upon the Selling Stockholder or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Selling Stockholder known to such counsel of the United States or the laws of the state of residence or principal place of business of such Selling Stockholder or the state laws governing the formation or organization of any Selling Stockholder that is an entity (provided, however, that such counsel need express no opinion with respect to compliance with any Federal or State securities or anti-fraud law, rule or regulation except as otherwise expressly stated in the opinion of such counsel), or (ii) require any consent, approval, authorization or order of or registration or filing with any court or governmental agency or body having jurisdiction over it that such counsel has, in the exercise of customary professional diligence, recognized as applicable to such Selling Stockholder or to transactions of the type contemplated by this Agreement is required in connection with the performance of this Agreement, except such as may be required by the federal securities laws or the Blue Sky laws of the various states or under the rules of the NASD in connection with the offer and sale of the Shares which have been or will be effected in accordance with this Agreement, and, with respect to each of (i) and (ii) above, except where such violations or contravention or failure to obtain such consent, approval, authorization or order, individually or in the aggregate, would not have a material adverse effect on the consummation by the Selling Stockholder of the transactions contemplated by this Agreement.

                         (v) If the certificates for the Shares to be sold by
                    the Selling Stockholder were delivered to the Underwriters in the State of New York and assuming the Underwriters purchase the Shares to be sold by such Selling Stockholder in good faith and without "notice of adverse claim" (as such phrase is used in Section 8-105 of the NY UCC, upon (i) delivery (as defined in Section 8-301(a) of the NY UCC) to the Underwriters of the certificates representing such Shares endorsed in blank by an effective endorsement (within the meaning of Section 8-107 of the NY UCC), and (ii) payment therefore in accordance with the terms of this Agreement and the Custody Agreement, the Underwriters would become "protected purchasers" (as defined in Section 8-303(a) of the NY UCC) of such Shares, and will acquire such Shares free and clear of "adverse claims" (as defined in Section 8-102 of the NY UCC) except for any such adverse claims created by or at the request of the Underwriters.

                    To the extent deemed advisable by such counsel, such counsel may (a) state that their opinion is limited to matters governed by the Federal laws of the United States, the laws of the States of Texas or New York, as applicable, (b) rely as to matters of fact on certificates of responsible officers of the Selling Stockholder and public officials and other sources believed by them to be responsible, (c) assume that the signatures on all documents examined by them are genuine, all documents submitted to them are authentic, and all documents submitted as certified or photostatic copies or translations conform with the originals,
               (d) state that their letter is furnished as counsel for the Selling Stockholder to the Underwriters and is solely for the benefit of the several Underwriters and (e) state that in the foregoing opinions, phrases such as "to the knowledge of such counsel," "known to such counsel" and those with equivalent wording refer to the conscious awareness of information by the lawyers of such firm who have prepared such opinion, signed such opinion or been actively involved in assisting and advising such Selling Stockholder in connection with the preparation of the Registration Statement, the execution and delivery of this Agreement and any transactions contemplated herein.

                    (j) All proceedings taken in connection with the sale of the
               Firm Shares and the Option Shares as herein contemplated shall be reasonably satisfactory in form and substance to the Representatives, and their counsel and the Underwriters shall have received from Vinson & Elkins L.L.P. a favorable opinion, addressed to the Representatives and dated such Closing Date, with respect to the Shares, the Registration Statement and the Prospectus, and such other related matters, as the Representatives may reasonably request, and the Company shall have furnished to Vinson & Elkins L.L.P. such documents as they may reasonably request for the purpose of enabling them to pass upon such matters.

                    (k) The Representatives shall have received copies of the
               Lock-up Agreements executed by each entity or person listed on
               Schedule III hereto.

                    (l) The Company shall have filed all applications and other documents necessary for the Shares to be quoted on the Nasdaq National Market, subject only to official notice of issuance.

                    (m) The Company and each of the Selling Stockholders shall have furnished or caused to be furnished to the Representatives such further certificates or documents as the Representatives shall have reasonably requested.

                  5. Covenants of the Company.

                    (a) The Company covenants and agrees as follows:

                         (i) The Company will use its best efforts to cause the
                    Registration Statement, if not effective at the time of execution of this Agreement, and any amendments thereto, to become effective as promptly as possible. The Company shall prepare the Prospectus in a form approved by the Representatives and file such Prospectus pursuant to Rule 424(b) under the Securities Act not later than the Commission's close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by the Rules.

                         (ii) The Company shall promptly advise the
                    Representatives in writing (A) when any post-effective amendment to the Registration Statement shall have become effective or any supplement to the Prospectus shall have been filed, (B) of any request by the Commission for any amendment of the Registration Statement or the Prospectus or for any additional information, (C) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus or the institution or threatening of any proceeding for that purpose and (D) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. The Company shall not file any amendment of the Registration Statement or supplement to the Prospectus unless the Company has furnished the Representatives a copy for its review prior to filing and shall not file any such proposed amendment or supplement to which the Representatives reasonably object. The Company shall use its best efforts to prevent the issuance of any such stop order and, if issued, to obtain as soon as possible the withdrawal thereof.

                         (iii) If, at any time prior to the expiration of nine
                    months after the effective date of the Registration Statement, when a prospectus relating to the Shares is required to be delivered under the Securities Act and the Rules, any event occurs as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, or if it shall be necessary to amend or supplement the Prospectus to comply with the Securities Act or the Rules, the Company promptly shall prepare and file with the Commission, subject to the second sentence of paragraph (ii) of this Section 5(a), an amendment or supplement which shall correct such statement or omission or an amendment which shall effect such compliance; and in case any Underwriter is required to deliver the Prospectus nine months or more after the effective date of the Registration Statement, the Company, upon your request and at the expense of such Underwriter will prepare promptly such amendment or supplement to the Prospectus as may be necessary to permit compliance with the requirements of Section 10(a)(3) of the Act.

                         (iv) The Company shall make generally available to its
                    security holders and to the Representatives as soon as reasonably practicable, but not later than 45 days after the end of the 12-month period beginning at the end of the fiscal quarter of the Company during which the Effective Date occurs (or 90 days if such 12-month period coincides with the Company's fiscal year), an earning statement (which need not be audited) of the Company, covering such 12-month period, which shall satisfy the provisions of Section 11(a) of the Securities Act or Rule 158 of the Rules.

                         (v) The Company shall furnish to the Representatives
                    and counsel for the Underwriters, without charge, signed copies of the Registration Statement (including all exhibits thereto and amendments thereof) and to each other Underwriter a copy of the Registration Statement (without exhibits thereto) and all amendments thereof and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Securities Act or the Rules, as many copies of any preliminary prospectus and the Prospectus and any amendments thereof and supplements thereto as the Representatives may reasonably request. If applicable, the copies of the Registration Statement and Prospectus and each amendment and supplement thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

                         (vi) The Company shall cooperate with the
                    Representatives and their counsel in endeavoring to qualify the Shares for offer and sale in connection with the offering under the laws of such jurisdictions as the Representatives may designate and shall maintain such qualifications in effect so long as required for the distribution of the Shares; provided, however, that the Company shall not be required in connection therewith, as a condition thereof, to qualify as a foreign corporation or to execute a general consent to service of process in any jurisdiction or subject itself to taxation as doing business in any jurisdiction or qualify as a dealer in securities in any jurisdiction.

                         (vii) The Company, during the period when the
                    Prospectus is required to be delivered under the Securities Act and the Rules or the Exchange

                    Act, will file all reports and other documents required to be filed with the Commission pursuant to Section 13, 14 or 15 of the Exchange Act within the time periods required by the Exchange Act and the regulations promulgated thereunder.

                         (viii) Without the prior written consent of CIBC World
                    Markets Corp., for a period of 90 days after the date of this Agreement, the Company shall not issue, sell or register with the Commission (other than on Form S-8 or on any successor form), or otherwise dispose of, directly or indirectly, any equity securities of the Company (or any securities convertible into, exercisable for or exchangeable for equity securities of the Company), except for (i) the issuance of the Shares pursuant to the Registration Statement, (ii) the issuance of securities pursuant to the Company's existing stock option plan or bonus plan as described in the Registration Statement and the Prospectus,
                    (iii) securities issued pursuant to the Company's outstanding warrants, preferred stock and options as described in the Registration Statement and the Prospectus,
                    (iv) securities issued as dividends on the Company's outstanding preferred stock and (v) securities issued in connection with acquisitions and private placements by the Company; provided, however, that the recipients of such securities agree in writing to be bound by the restrictions contained in this paragraph with respect to such securities.

                         (ix) On or before completion of this offering, the
                    Company shall make all filings required under applicable securities laws and by the Nasdaq National Market (including any required registration under the Exchange Act).

                         (x) Prior to the Closing Date, the Company will issue
                    no press release or other communications directly or indirectly and hold no press conference with respect to the Company, the condition, financial or otherwise, or the earnings, business affairs or business prospects of any of them, or the offering of the Shares without the prior written consent of the Representatives unless in the judgment of the Company and its counsel, and after notification to the Representatives, such press release or communication is required by law.

                         (xi) The Company will apply the net proceeds from the
                    offering of the Shares in the manner set forth under "Use of Proceeds" in the Prospectus.

                    (b) The Company agrees to pay, or reimburse if paid by the
               Representatives, whether or not the transactions contemplated hereby are consummated or this Agreement is terminated, all costs and expenses incident to the public offering of the Shares and the performance of the obligations of the Company under this Agreement including those relating to: (i) the preparation, printing, filing and distribution of the Registration Statement including all exhibits thereto, each preliminary prospectus, the Prospectus, all amendments and supplements to the Registration Statement and the Prospectus and any document incorporated by reference therein, and the printing, filing and distribution of this Agreement; (ii) the preparation and delivery of certificates for the Shares to the Underwriters; (iii) the registration or qualification of the Shares for offer and sale under the securities or Blue Sky laws of the various jurisdictions referred to in Section 5(a)(vi), including the reasonable fees and disbursements of counsel for the Underwriters in connection with such registration and qualification and the preparation, printing, distribution and shipment of preliminary and supplementary Blue Sky memoranda;
               (iv) the furnishing (including costs of shipping and mailing) to the Representatives and to the Underwriters of copies of each preliminary prospectus, the Prospectus and all amendments or supplements to the Prospectus, and of the several documents required by this Section to be so furnished, as may be reasonably requested for use in connection with the offering and sale of the Shares by the Underwriters or by dealers to whom Shares may be sold; (v) the filing fees of the NASD in connection with its review of the terms of the public offering; (vi) inclusion of the Shares for quotation on the Nasdaq National Market; and (vii) all transfer taxes, if any, with respect to the sale and delivery of the Shares by the Company to the Underwriters. Subject to the provisions of Section 8, the Underwriters agree to pay, whether or not the transactions contemplated hereby are consummated or this Agreement is terminated, all costs and expenses incident to the performance of the obligations of the Underwriters under this Agreement not payable by the Company pursuant to the preceding sentence, including, without limitation, the fees and disbursements of counsel for the Underwriters.

                    (c) The Selling Stockholders, severally and not jointly, or, pursuant to any agreements with the Selling Stockholders, the Company, will pay all expenses incident to the performance of the Selling Stockholders' respective obligations under, and the consummation of the transactions contemplated by, this Agreement, including (i) any stamp duties, capital duties and stock transfer taxes, if any, payable upon the sale of the Shares to the Underwriters, and (ii) the fees and disbursements of the Selling Stockholders' respective counsel and accountants.

                  6. Indemnification.

                    (a) The Company and each of the Selling Stockholders,
               severally and not jointly, agree to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any and all losses, claims, damages and liabilities, joint or several (including any reasonable investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted), to which they, or any of them, may become subject under the Securities Act, the Exchange Act or other Federal or state law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, the Registration Statement or the Prospectus or any amendment thereof or supplement thereto, or arise out of or are based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that such indemnity shall not inure to the benefit of any Underwriter (or any person controlling such Underwriter) on account of any losses, claims, damages or liabilities arising from the sale of the Shares to any person by such Underwriter if such untrue statement or omission or alleged untrue statement or omission was made in such preliminary prospectus, the Registration Statement or the Prospectus, or such amendment or supplement thereto in reliance upon and in conformity with information furnished in writing to the Company by the Representatives on behalf of any Underwriter specifically for use therein; provided further, that no Selling Stockholder who is not an officer of the Company as of the date of this Agreement shall be responsible, pursuant to this indemnity for losses, claims, expenses, damages or liability arising out of or based upon information other than information furnished in writing by such Selling Stockholder specifically for inclusion in a preliminary prospectus, the Registration Statement or the Prospectus, or any amendments or supplements thereto; provided further, that the foregoing indemnity agreement with respect to any preliminary prospectus shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, claims, damages or liabilities purchased Shares, or any person controlling such Underwriter, if a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Shares to such person, and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such loss, claim, damage or liability. Notwithstanding the foregoing, the liability of each Selling Stockholder pursuant to the provisions of this Section 6(a) shall be limited to an amount equal to the aggregate net proceeds received by such Selling Stockholder from the sale of the Shares sold by such Selling Stockholder hereunder. This indemnity agreement will be in addition to any liability which the Company and Selling Stockholders may otherwise have, including any liability of a Selling Stockholder in such Selling Stockholder's capacity as a director or executive officer of the Company.

                    (b) Each Underwriter agrees to indemnify and hold harmless the Company, the Selling Stockholders, the Selling Stockholders' respective partners or members and each person, if any, who controls the Company or the Selling Stockholders within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, each director of the Company, and each officer of the Company who signs the Registration Statement, against any losses, claims, damages or liabilities to which such party may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, the Registration Statement or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any preliminary prospectus, the Registration Statement or the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representative expressly for use therein.

                    (c) Any party that proposes to assert the right to be
               indemnified under this Section will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim is to be made against an indemnifying party or parties under this Section, notify in writing each such indemnifying party of the commencement of such action, suit or proceeding, enclosing a copy of all papers served. No indemnification provided for in Section 6(a) or 6(b) shall be available to any party who shall fail to give notice as provided in this Section 6(c) if the party to whom notice was not given was unaware of the proceeding to which such notice would have related and was prejudiced by the failure to give such notice but the omission so to notify such indemnifying party of any such action, suit or proceeding shall not relieve it from any liability that it may have to any indemnified party for contribution or otherwise than under this Section. In case any such action, suit or proceeding shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in, and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof and the approval by the indemnified party of such counsel, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses, except as provided below and except for the reasonable costs of investigation subsequently incurred by such indemnified party in connection with the defense thereof. The indemnified party shall have the right to employ its counsel in any such action, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the employment of counsel by such indemnified party has been authorized in writing by the indemnifying parties, (ii) the indemnified party shall have been advised by counsel that there may be one or more legal defenses available to it which are in conflict with those available to the indemnifying party (in which case the indemnifying parties shall not have the right to direct the defense of such action on behalf of the indemnified party) or (iii) the indemnifying parties shall not have employed counsel to assume the defense of such action within a reasonable time after notice of the commencement thereof, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying parties; provided that in no event shall the indemnifying parties be liable for fees and expenses of more than one counsel separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. An indemnifying party shall not be liable for any settlement of any action, suit, and proceeding or claim effected without its written consent, which consent shall not be unreasonably withheld or delayed.

                  7. Contribution. In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in
Section 6(a) or 6(b) is due in accordance with its terms but for any reason is unavailable to or insufficient to hold harmless an indemnified party in respect to any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate losses, liabilities, claims, damages and expenses (including any investigation, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claims asserted, but after deducting any contribution received by any person entitled hereunder to contribution from any person who may be liable for contribution) incurred by such indemnified party, as incurred, in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other hand from the offering of the Shares pursuant to this Agreement or, if such allocation is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to above but also the relative fault of the Company and the Selling Stockholders on the one hand and the Underwriters on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations. The Company, the Selling Stockholders and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission. Notwithstanding the provisions of this Section 7, (i) no Underwriter (except as may be provided in the Agreement Among Underwriters) shall be required to contribute any amount in excess of the amount by which the total price at which the shares underwritten by it and distributed to the public were offered to the public exceeds the amount of damages which such underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission; and (ii) no Selling Stockholder shall be required to contribute any amount in excess of the aggregate net proceeds of the sale of Shares received by such Selling Stockholder. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company or any of the Selling Stockholders within the meaning of the Section 15 of the Securities Act or Section 20 of the Exchange Act, shall have the same rights to contribution as the Company or any of the Selling Stockholders, as the case may be. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this Section 7, notify in writing such party or parties from whom contribution may be sought, but the omission so to notify such party or parties from whom contribution may be sought shall not relieve the party or parties from whom contribution may be sought from any other obligation it or they may have hereunder or otherwise than under this Section 7. No party shall be liable for contribution with respect to any action, suit, proceeding or claim settled without its written consent. The Underwriter's obligations to contribute pursuant to this Section 7 are several in proportion to their respective underwriting commitments and not joint. The provisions of this Section 7 shall not affect any agreement among the Company and the Selling Stockholders with respect to contribution.

                  8. Termination.

                    (a) This Agreement may be terminated with respect to the
               Shares to be purchased on a Closing Date by the Representatives by notifying the Company and the

               Selling Stockholders at any time at or before a Closing Date in the reasonable discretion of the Representatives if: (i) there has occurred any material adverse change in the securities markets or any event, act or occurrence that has materially disrupted, or in the reasonable opinion of the Representatives, will in the future materially disrupt, the securities markets or there shall be such a material adverse change in general financial, political or economic conditions or the effect of international conditions on the financial markets in the United States, including, without limitation, as a result of terrorist activities, is such as to make it, in the judgment of the Representatives, inadvisable or impracticable to market the Shares or enforce contracts for the sale of the Shares; (ii) there has occurred since the time of the execution of this Agreement any outbreak or material escalation of hostilities, acts of terrorism or other calamity or crisis the effect of which on the financial markets of the United States is such as to make it, in the judgment of the Representatives, inadvisable or impracticable to market the Shares or enforce contracts for the sale of the Shares; (iii) trading in the Shares or any securities of the Company has been suspended or materially limited by the Commission or trading generally on the New York Stock Exchange, Inc., the American Stock Exchange, Inc. or the Nasdaq National Market has been suspended or materially limited, or minimum or maximum ranges for prices for securities shall have been fixed, or maximum ranges for prices for securities have been required, by any of said exchanges or by such system or by order of the Commission, the National Association of Securities Dealers, Inc., or any other governmental or regulatory authority; or (iv) a banking moratorium has been declared by any New York, Texas or Federal authority; or (v) in the judgment of the Representatives, there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Prospectus, any material adverse change in the assets, properties, condition, financial or otherwise, or in the results of operations, business affairs or business prospects of the Company and its subsidiaries considered as a whole, whether or not arising in the ordinary course of business.

                    (b) If this Agreement is terminated pursuant to any of its provisions, neither the Company nor the Selling Stockholders shall be under any liability to any Underwriter, and no Underwriter shall be under any liability to the Company or a Selling Stockholder, except that (y) if this Agreement is terminated by the Representatives or the Underwriters because of any failure, refusal or inability on the part of the Company or the Selling Stockholders to comply with the terms or to fulfill any of the conditions of this Agreement, the Company will reimburse the Underwriters for all reasonable out-of-pocket expenses (including the reasonable fees and disbursements of their counsel) incurred by them in connection with the proposed purchase and sale of the Shares or in contemplation of performing their obligations hereunder and (z) no Underwriter who shall have failed or refused to purchase the Shares agreed to be purchased by it under this Agreement, without some reason sufficient hereunder to justify cancellation or termination of its obligations under this Agreement, shall be relieved of liability to the Company, the Selling Stockholders or to the other Underwriters for damages occasioned by its failure or refusal.

                  9. Substitution of Underwriters. If any Underwriter shall default in its obligation to purchase on any Closing Date the Shares agreed to be purchased hereunder on such Closing Date, the Representatives shall have the right, within 36 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase such Shares on the terms contained herein. If, however, the Representatives shall not have completed such arrangements within such 36-hour period, then the Company shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to the Underwriters to purchase such Shares on such terms. If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by the Representatives and the Company as provided above, the aggregate number of Shares which remains unpurchased on such Closing Date does not exceed one-eleventh of the aggregate number of all the Shares that all the Underwriters are obligated to purchase on such date, then the Company shall have the right to require each non-defaulting Underwriter to purchase the number of Shares which such Underwriter agreed to purchase hereunder at such date and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Shares which such Underwriter agreed to purchase hereunder) of the Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default. In any such case, either the Representatives or the Company shall have the right to postpone the applicable Closing Date for a period of not more than seven days in order to effect any necessary changes and arrangements (including any necessary amendments or supplements to the Registration Statement or Prospectus or any other documents), and the Company agrees to file promptly any amendments to the Registration Statement or the Prospectus which in the opinion of the Company and the Underwriters and their counsel may thereby be made necessary.

                  If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by the Representatives and the Company as provided above, the aggregate number of such Shares which remains unpurchased exceeds one-eleventh of the aggregate number of all the Shares to be purchased at such date, then this Agreement, or, with respect to a Closing Date which occurs after the First Closing Date, the obligations of the Underwriters to purchase and of the Company or the Selling Stockholders, as the case may be, to sell the Option Shares to be purchased and sold on such date, shall terminate, without liability on the part of any non-defaulting Underwriter to the Company, and without liability on the part of the Company or any Selling Stockholder except as provided in Sections 5(b), 6, 7 and 8. The provisions of this Section 9 shall not in any way affect the liability of any defaulting Underwriter to the Company or the nondefaulting Underwriters arising out of such default. The term "Underwriter" as used in this Agreement shall include any person substituted under this Section 9 with like effect as if such person had originally been a party to this Agreement with respect to such Shares.

                  10. Miscellaneous. The respective agreements, representations, warranties, indemnities and other statements of the Company, the several Selling Stockholders and the several Underwriters, as set forth in this Agreement or made by or on behalf of them pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or the Company or the Selling Stockholders or any of their respective officers, directors or controlling persons referred to in Sections 6 and 7 hereof, and shall survive delivery of and payment for the Shares. In addition, the provisions of Sections 5(b), 6, 7 and 8 shall survive the termination or cancellation of this Agreement.

                  This Agreement has been and is made for the benefit of the Underwriters, the Company and the Selling Stockholders and their respective successors and assigns, and, to the extent expressed herein, for the benefit of persons controlling any of the Underwriters, any of the Selling Stockholders or the Company, and directors and officers of the Company, and their respective successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. The term "successors and assigns" shall not include any purchaser of Shares from any Underwriter merely because of such purchase.

                  All notices and communications hereunder shall be in writing and mailed or delivered or by telephone or telegraph if subsequently confirmed in writing, (a) if to the Representatives, c/o CIBC World Markets Corp., 417 5th Avenue, 2nd Floor, New York, New York 10016 Attention: Ron Ormand, with a copy to Vinson & Elkins L.L.P., 2300 First City Tower, 1001 Fannin, Houston, Texas 77002, Attention: James M. Prince and (b) if to the Company, to its agent for service as such agent's address appears on the cover page of the Registration Statement with a copy to Baker Botts L.L.P., 3000 One Shell Plaza, 910 Louisiana, Houston, Texas 77002, Attention: Gene J. Oshman and (c) if to the Selling Stockholders to the address of such Selling Stockholder set forth on
Schedule IV hereto with a copy to the address specified with respect to such Selling Stockholder on Schedule IV.

                  This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

                  This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

                  Please confirm that the foregoing correctly sets forth the agreement among us.

                                      Very truly yours,

                                      CARRIZO OIL & GAS, INC.

                                      By: /s/ Paul F. Boling
                                          ------------------
                                      Name: Paul F. Boling
                                      Title: Chief Financial Officer

                                      SELLING STOCKHOLDERS

                                      By: /s/ Paul F. Boling, attorney-in-fact
                                          ------------------------------------
                                      Name: Paul F. Boling
                                      Title: Chief Financial Officer

Confirmed:

CIBC WORLD MARKETS CORP.

Acting severally on behalf of itself
and as representative of the several
Underwriters named in Schedule I annexed hereto.

By: CIBC WORLD MARKETS CORP.

By /s/ Ronald D. Ormand
   --------------------
   Name: Ronald D. Ormand
   Title: Managing Director

                                   SCHEDULE I

                                                   Number of Firm Shares to be        Number of Firm Shares to be
                                                          Purchased from              Purchased from the Selling
              Name                                          the Company                       Stockholders
---------------------------------                  ---------------------------        ---------------------------
CIBC World Markets Corp.                                    1,692,900                          1,128,600
First Albany Capital Inc.                                     230,850                            153,900
Hibernia Southcoast Capital, Inc.                             692,550                            461,700
Johnson Rice & Company L.L.C.                                 461,700                            307,800
Harris Nesbitt Corp.                                           85,500                             57,000
Pritchard Capital Partners                                     85,500                             57,000
Sanders Morris Harris                                          85,500                             57,000
Sterne, Agee & Leach, Inc.                                     85,500                             57,000
                                                            ---------                          ---------
                                         Total              3,420,000                          2,280,000

                                   SCHEDULE II

                                                             Number of Firm Shares         Number of Option Shares
      Name of Selling Stockholder                                  to be Sold                    to be Sold*
----------------------------------------                     ---------------------         -----------------------
J.P. Morgan Partners (23A SBIC), L.P.                              1,144,144                      271,637
Mellon Ventures, L.P.                                                368,924                       87,588
Paul B. Loyd, Jr.                                                    274,285                       65,119
Frank A. Wojtek                                                       98,378                       23,356
Douglas A.P. Hamilton                                                249,908                       73,577
S.P. Johnson IV                                                       75,000                       75,000
The Douglas Hayes Pollock Hamilton Trust                              20,000                           --
The Carrie Hamilton Trust                                             20,000                           --
The Olivia Jean Hamilton Trust                                        20,000                           --
Paul J. Harder                                                           873                          207
Western Harbor Associates                                                437                          104
William Ross                                                             873                          207
Anthony B. Martino                                                     1,347                          320
Richard E. Turner                                                        559                          133
NBLN Limited Partnership                                               2,620                          622
Thomas H. O'Neill, Jr.                                                   947                          225
James Wadsworth                                                          947                          225
Richard J. Riley                                                         379                           90
Kenneth W. Colwell                                                       379                           90
                                                                   ---------                      -------
                                                  Total            2,280,000                      598,500

*If the Underwriters exercise their over-allotment option in full.

                                  SCHEDULE III

                               Lock-up Signatories

J.P. Morgan Partners (23A SBIC), L.P.
Mellon Ventures, L.P.
Paul B. Loyd, Jr.
Frank A. Wojtek
Douglas A.P. Hamilton
S.P. Johnson IV
The Douglas Hayes Pollock Hamilton Trust
The Carrie Hamilton Trust
The Olivia Jean Hamilton Trust
Paul J. Harder
Western Harbor Associates
William Ross
Anthony B. Martino
Richard E. Turner
NBLN Limited Partnership
Thomas H. O'Neill, Jr.
James Wadsworth
Richard J. Riley
Kenneth W. Colwell
Paul F. Boling
Jeremy T. Greene
Kendall A. Trahan
J. Bradley Fisher
Steven A. Webster
Christopher C. Behrens
Bryan R. Martin
F. Gardner Parker

                                   SCHEDULE IV

                      Selling Stockholders Notice Addresses

J.P. Morgan Partners (23A SBIC), L.P.:

CB Capital Investors LP
1211 Avenue of the Americas
40th Floor
New York, NY 10036

with a copy to:
O'Melveny & Myers LLP
30 Rockefeller Plaza, 27th Floor
New York, NY 10112
Attn: Todd H. Greene

Mellon Ventures, L.P.

c/o Mellon Ventures Inc.
One Mellon Center
Suite 5210
Pittsburgh, PA 15258

with a copy to:
Dechert LLP
4000 Bell Atlantic Tower
1717 Arch Street
Philadelphia, PA 19103
Attn: Robert L. Wax

Director Selling Shareholders:

Paul B. Loyd, Jr.
108 Shasta
Houston, TX 77024

Frank A. Wojtek
7010 FM 723 Road
Richmond, TX 77469

Sylvester P. Johnson, IV
6354 Auden
Houston, TX 77005

with a copy to:
Baker Botts L.L.P.
3000 One Shell Plaza
910 Louisiana
Houston, Texas 77002
Attn: Gene J. Oshman

Douglas Hamilton and Trusts:

Douglas A. P. Hamilton
1114 Avenue of the Americas
31st Floor
New York, NY 10036

Dorothy C. Hamilton, Trustee
Douglas Hayes Pollock Hamilton 1997 Trust
1114 Avenue of the Americas
31st Floor
New York, NY 10036

Dorothy C. Hamilton, Trustee
Carrie Elizabeth Hamilton 1997 Trust
1114 Avenue of the Americas
31st Floor
New York, NY 10036

Dorothy C. Hamilton, Trustee
Olivia Jean Hamilton 1997 Trust
1114 Avenue of the Americas
31st Floor
New York, NY 10036

with a copy to:
Schulte Roth & Zabel LLP
919 Third Avenue
New York, NY  10022
Attn: Kim E. Baptiste

Berea Investors:

Paul J. Harder
6230 Old Lake Shore Road
LakeView, NY 14085

Western Harbor Associates LLC
c/o Arthur F. Duc Musarra
8 Swallow Lane
Orchard Park, NY 14127

William Ross
20250 Calice Court, #603
Estero, FL 33928

Anthony B. Martino
280 Rivermist Drive
Buffalo, NY 14202

Richard E. Turner, Jr.
105 E. Terrace Avenue
Lakewood, NY 14750
NBLN Limited Partnership
c/o Barry McKenzie
8889 Pelican Bay Blvd, #400
Naples, FL 34108

Thomas H. O'Neill, Jr.
50 Fountain Plaza, Suite 1220
Buffalo, NY 14202

James Wadsworth
c/o Hodgson Russ
One M & T Plaza, Suite 2000
Buffalo, NY 14203

Richard J. Riley
701 First Avenue
Sunnyvale, CA 94089

Kenneth W. Colwell
104 Leichester Road
Kenmore, NY 14217

with a copy to:
Satterlee Stephens Burke & Burke LLP
230 Park Avenue, 11th Floor
New York, New York  10169
Attn: Marybeth Riordan

                                                                       Exhibit A

                            FORM OF LOCK-UP AGREEMENT

                                                     _____, 2004

CIBC World Markets Corp.

As Representative of the Several Underwriters
c/o CIBC World Markets Corp.
CIBC World Markets Tower
World Financial Center
200 Liberty Street
New York, New York 10281

Re: Public Offering of Common Stock of Carrizo Oil & Gas, Inc.

Gentlemen:

         The undersigned, a holder of common stock ("Common Stock") or rights to acquire Common Stock, of Carrizo Oil & Gas, Inc. (the "Company") understands that the Company has filed a Registration Statement on Form S-2, File No. 333-111475 (the "Registration Statement"), and amendments thereto, with the Securities and Exchange Commission (the "Commission") for the registration of approximately 6,555,000 shares (the "Shares") of Common Stock (including 855,000 shares subject to an over-allotment option on the part of the Underwriters) (the "Offering"). The undersigned further understands that you are contemplating entering into an Underwriting Agreement with the Company and the Selling Stockholders named therein in connection with the Offering (the "Underwriting Agreement"). Capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the Underwriting Agreement.

         In order to induce the Company, you and the other Underwriters to enter into the Underwriting Agreement and to proceed with the Offering, the undersigned agrees, for the benefit of the Company, you and the other Underwriters, that should the Offering be effected the undersigned will not, without your prior written consent, directly or indirectly, make any offer, sale, assignment, transfer, encumbrance, contract to sell, grant of an option to purchase or other disposition of any Common Stock beneficially owned (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended, but excluding any shares so beneficially owned solely as a result of the application of clause (1) of paragraph (a) of such Rule 13d-3) by the undersigned on the date hereof or hereafter acquired for a period of 90 days subsequent to the date of the Underwriting Agreement, other than Common Stock (i) to be sold in the Offering, (ii) acquired in open market transactions by the undersigned after the date hereof, (iii) transferred as a gift or gifts or as intra-family transfers or transfers to trusts or family limited partnerships for estate planning purposes (provided that any donee thereof agrees in writing to be bound by the terms hereof); provided that the foregoing restriction shall not apply to (i) bona fide pledges of securities either (A) existing on the date of this letter or (B) subsequent pledges if the pledgee of such securities agrees in writing to be bound by the restrictions contained in this letter with respect to such securities or (iv) transfers pursuant to a sale of 100% of the outstanding Common Stock of the Company, whether pursuant to a merger or otherwise, to a third party or group of third parties, provided that the third party or group of third parties agree to be bound in writing by the restrictions set forth herein until such time as such third party or group of third parties have acquired 100% of the outstanding Common Stock of the Company.

         In addition, notwithstanding the foregoing, the undersigned may transfer, distribute or otherwise dispose of shares of Common Stock, in whole or in part, to any of the undersigned's affiliates (as this term is defined in Rule 144(a)(i) under the Securities Act of 1933, as amended) including, but not limited to the following: (a) if the undersigned is a corporation, the corporation may transfer any shares of Common Stock to any wholly-owned subsidiary of such corporation, (b) if the undersigned is a partnership or limited liability company (an "LLC"), the partnership or LLC, as the case may be, may distribute any shares of Common Stock to a partner or partners of such partnership or to a member or members of such LLC, as applicable, or (c) the undersigned may grant a participation interest or otherwise transfer, directly or indirectly, the economic consequences of ownership of shares of Common Stock to any of the undersigned's affiliates in the ordinary course; provided however, that in any such case, it shall be a condition to any such transfer or distribution that the transferee or distributee, as applicable, execute an agreement stating that the transferee or distributee is receiving and holding such shares of Common Stock subject to the provisions of this letter and there shall be no further transfer of such shares of Common Stock except in accordance with this letter.

         It is understood that, if the Company notifies you that it does not intend to proceed with the Offering, if the Underwriting Agreement does not become effective, if the Company or any of the Underwriters are in violation or breach of the Underwriting Agreement, or if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Shares, the undersigned shall be released from all obligations under this letter.

         The undersigned, whether or not participating in the Offering, confirms that he, she or it understands that the Underwriters and the Company will rely upon the representations set forth in this agreement in proceeding with the Offering. This agreement shall be binding on the undersigned and his, her or its respective successors, heirs, personal representatives and assigns. The undersigned agrees and consents to the entry of stop transfer instructions with the Company's transfer agent against the transfer of Common Stock or securities convertible into or exchangeable or exercisable for Common Stock held by the undersigned except in compliance with this agreement.

                                          Very truly yours,

Dated: _________________________, 2004

                                          Signature

                                          Printed Name and Title (if applicable)